                                                                                Exhibit 10.59

SIXTH LEASE MODIFICATION

THE LEASE AGREEMENT, dated January 28, 2003, and modified thereafter, by and between AMERICAN CENTER LLC (“Landlord”), a Michigan Limited Liability Company, and LDMI TELECOMMUNICATIONS INC. (“Tenant”), a Michigan Corporation, for Suites 400, 500, 1660 & 1680 consisting of 43,373 rentable square feet and Storage Space #7 and #8 consisting of 250 square feet (the “Premises” or “demised premises”) in the AMERICAN CENTER (the “Building”) 27777 Franklin Road, Southfield, Michigan 48034 (the “Project”) is hereby modified as follows:

1.
Satellite Dish - Effective April 21, 2005, Tenant, at its sole expense has the right to erect, maintain and operate, one (1) additional two foot (2’) diameter satellite dish on the roof of the Building (together with the one (1) existing satellite dish, the “Tenant Facilities”), under the same terms and conditions as those prescribed in Section 1 of the Fourth Lease Modification dated May 19, 2004.

2.
The Tenant Facilities shall be operated on a month-to-month basis during the term of the Lease and, commencing May 1, 2005, Tenant shall pay a monthly Base Rent of Three Hundred and 00/100 Dollars ($300.00) per satellite dish.

3.	The monthly Base Rent shall be as follows:

Date	Office Space	Storage Space	Tenant Facilities	Monument Signage	11 Designated Parking Spaces	Total Monthly Base Rent	Total Rent for the Period
5/1/05 - 5/31/05	$76,806.36	$239.58	$600.00	$250.00	$825.00	$78,720.94	$78,720.94
6/1/05 - 5/31/06	$78,613.57	$250.00	$600.00	$250.00	$825.00	$80,538.57	$966,462.84
6/1/06 - 5/31/07	$82,227.98	$260.42	$600.00	$250.00	$825.00	$84,163.40	$1,009,960.80
6/1/07 - 5/31/08	$84,035.19	$270.83	$600.00	$250.00	$825.00	$85,981.02	$1,031,772.24
6/1/08 - 5/31/09	$85,842.40	$281.25	$600.00	$250.00	$825.00	$87,798.65	$1,053,583.80
6/1/09 - 5/31/10	$87,649.61	$291.67	$600.00	$250.00	$825.00	$89,616.28	$1,075,395.36
6/1/10 - 5/31/11	$89,614.28	$302.08	$600.00	$250.00	$825.00	$91,591.36	$1,099,096.32
6/1/11 - 5/31/12	$91,264.03	$312.50	$600.00	$250.00	$825.00	$93,251.53	$1,119,018.36
6/1/12 - 5/31/13	$93,071.23	$322.92	$600.00	$250.00	$825.00	$95,069.15	$1,140,829.80
6/1/13 - 11/30/13	$93,071.23	$322.92	$600.00	$250.00	$825.00	$95,069.15	$570,414.90
						Aggregate	$9,145,255.36

4.
Non-Disclosure - Tenant will not record this Sixth Lease Modification or a memorandum hereof, and will not otherwise disclose the terms of this Sixth Lease Modification to anyone other than its attorneys, accountants or employees who need to know of its contents in order to perform their duties for Tenant. Any other disclosure will be an event of Default under the Lease. Tenant agrees that Landlord shall have the right to publish a "tombstone" or other promotional description of this Sixth Lease Modification.

[Signature block on next page]

Except as hereinabove specifically provided to the contrary, all of the remaining terms, covenants, and agreements contained in said Lease, and all modifications thereafter, shall remain in full force and effect and shall be applicable to the Premises as described in said Lease is hereby acknowledged, ratified, and confirmed by the parties hereto.

LANDLORD:		TENANT:
AMERICAN CENTER LLC, a Michigan Limited Liability Company		LDMI TELECOMMUNICATIONS, INC., a Michigan Corporation
By: Southfield Office Manager, Inc.
By:	/s/ Paul Stodulski	By:	/s/ Michael Mahoney
Printed:	Paul Stodulski	Printed:	Michael Mahoney
Its:	Secretary	Its:	CFO
Date:		Date: